Exhibit 99.1

News Release
For more information, please contact:
MEDIA: Mike Cummins
312-549-5257
Michael.Cummins@conagra.com
INVESTORS: Brian Kearney
312-549-5002
IR@conagra.com

FOR IMMEDIATE RELEASE

CONAGRA BRANDS REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

CHICAGO, June 27, 2019 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the fourth quarter and full fiscal year 2019, which ended on May 26, 2019. All comparisons for total Company and Legacy Conagra results are against the prior-year fiscal period, unless otherwise noted. Certain terms used in this release, including “Organic net sales,” “Legacy Conagra,” “EBITDA,” “Free cash flow,” and certain “adjusted” results, are defined under the section entitled “Definitions.”

Highlights

•	Fiscal 2019 net sales grew 20.2%; organic net sales excluding the sale of the Trenton, Missouri production facility (Trenton) grew 0.3%.

•	Fourth quarter net sales grew 32.9%; organic net sales, excluding Trenton, declined 0.7% as several discrete items negatively impacted top line growth in the Legacy Conagra business.

•	The Company exceeded its adjusted operating margin guidance range for fiscal 2019.

•	Fiscal 2019 diluted earnings per share from continuing operations (EPS) was $1.53, and adjusted EPS was $2.01.

•	The Company exceeded its free cash flow expectations for the fourth quarter and fiscal year.

•

Through the end of the fiscal year, the Company reduced its total debt by $886 million since completing the Pinnacle acquisition in October 2018 and remains on-schedule to meet its de-leveraging targets.

•	The Pinnacle integration and synergy realization remained on-track in the quarter, with approximately $31 million of cost synergies realized in fiscal 2019.

•	The Pinnacle business delivered net sales and adjusted operating margin in line with expectations in the fourth quarter.

•	The Company is increasing its fiscal 2020 organic net sales growth guidance from approximately 1% to a range of 1.0% to 1.5%.

•

The Company is updating its fiscal 2020 adjusted EPS guidance to a range of $2.08 to $2.18 to reflect the divestiture of the Gelit business. Excluding the adjustment for Gelit, the earnings guidance range has not changed from that presented at the Company’s Investor Day in April 2019.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “During fiscal 2019, we made tremendous progress on improving the long-term health of our business. We launched our largest innovation slate to date while supporting our brands through robust marketing programs. These actions have led to strong consumption growth and steadily improving base velocities in our strategically important frozen and snacks portfolios. I am also pleased with the progress we have made on Pinnacle since we closed the

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acquisition in October 2018, and the integration remains on-track. With a multi-year innovation pipeline now in place for the Pinnacle portfolio, and more opportunity in plant-based meat alternatives than previously forecasted, we are as optimistic as ever about the long-term value creation potential of the acquisition.”

He continued, “While our results in the fourth quarter were below expectations, we did make good progress in key areas of the business. In addition to the progress on Pinnacle, strong consumption trends in our frozen and snacks businesses demonstrated the strength of our innovation and the effectiveness of our marketing programs. However, much of our progress was overshadowed by transitory events, including intensified promotional competition in certain categories, several isolated manufacturing-related challenges, and weak performance in our Ardent Mills joint venture. Looking ahead, we remain confident that the Conagra Way is the right approach to drive long-term profitable growth and shareholder value. Consistent with this belief, we are increasing our organic net sales growth guidance and maintaining our EPS guidance range for fiscal 2020 before adjusting for the Gelit divestiture.”

Total Company Fourth Quarter Results

In the quarter, net sales increased 32.9%. Reported net sales growth reflects:

•	A 33.9% net increase from the acquisition of Pinnacle, the divestitures of the Wesson oil business and the Canadian Del Monte business, and the sale of the Trenton facility;

•	A 0.3% decrease from the impacts of foreign exchange; and

•	A 0.7% decrease in organic net sales, excluding Trenton.

The 0.7% decrease in organic net sales, excluding Trenton, in the quarter was primarily driven by a 1.2% elasticity-driven volume decline. Price/mix increased 0.5% as favorable net pricing and favorable mix were partially offset by the Company’s continued actions to support its brands with brand building investments with retailers.

Gross profit increased 23.0% to $708 million in the quarter, and adjusted gross profit increased 23.7% to $709 million. The increases were primarily driven by the addition of Pinnacle’s gross profit. Within Legacy Conagra, gross profit decreased as supply chain realized productivity improvements were more than offset by input cost inflation, a reduction in profit associated with the divestiture of the Wesson oil business, and the decline in organic net sales. Gross margin and adjusted gross margin were 27.1% in the quarter. The Pinnacle business was dilutive to the Company’s overall adjusted gross margin by approximately 110 basis points.

Selling, general, and administrative expenses (SG&A), which include advertising and promotional (A&P) expense, decreased 14.5% to $395 million in the quarter. Adjusted SG&A, which excludes A&P expense, increased 21.3% to $291 million, primarily as a result of the addition of expenses associated with the Pinnacle business, partially offset by integration synergies, lower employee-compensation expenses, and lower expenses related to IT and other projects.

The Company’s A&P expense for the quarter increased 24.2% to $74 million primarily due to the addition of expenses associated with the Pinnacle business, partially offset by a continued shift in Legacy Conagra’s marketing investments from certain lower-return A&P investments to brand building investments with retailers.

Net interest expense increased $86 million to $131 million in the quarter. The increase was driven by higher levels of debt outstanding compared to the prior-year period, which was a result of the net debt incurred in connection with the Pinnacle acquisition.

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The average diluted shares outstanding of 487 million reflects an increase of 92 million shares versus the prior-year period. The increase was primarily driven by the shares issued in connection with the Pinnacle acquisition.

In the quarter, net income attributable to Conagra Brands increased 81.7% to $127 million or $0.26 per diluted share. Adjusted net income attributable to Conagra Brands was $175 million or $0.36 per diluted share in the fourth quarter, as compared to $196 million and $0.50, respectively, in the prior-year period. The decrease in adjusted net income attributable to Conagra Brands was driven by lower operating profit for Legacy Conagra, the removal of profit from divested businesses, higher interest expense, and lower earnings in the Ardent Mills joint venture, partially offset by the inclusion of operating profit from Pinnacle and a lower adjusted effective tax rate. The decrease in adjusted EPS in the quarter was primarily driven by the previously mentioned decrease in adjusted net income and increase in share count.

Adjusted EBITDA, which includes equity method investment earnings and pension and postretirement non-service income, increased 22.2% to $458 million in the quarter, driven by the addition of Pinnacle’s operating profit.

Total Company Fiscal 2019 Results

For the full fiscal year, net sales increased 20.2%. Reported net sales growth reflects:

•	A 20.3% net increase from acquisitions, divestitures, and the sale of the Trenton facility;

•	A 0.4% decrease from the impacts of foreign exchange; and

•	A 0.3% increase in organic net sales, excluding Trenton, as price/mix favorability of 0.8% was partially offset by a volume decline of 0.5%.

For the full fiscal year, gross profit increased 12.8%. Adjusted gross profit increased 15.5% primarily as favorable realized productivity, price/mix, and the inclusion of Pinnacle’s gross profit were partially offset by higher input costs and a reduction in profit associated with divestitures of the Wesson oil businesses, the Canadian Del Monte business, and the sale of Trenton.

For the full fiscal year, EPS decreased 21.5% and adjusted EPS declined 4.7%. The impacts of higher interest expense, an increase in the number of shares outstanding, a reduction in pension and post-retirement non-service income, lower equity method investment earnings, and a higher effective tax rate more than offset higher adjusted operating profit in Legacy Conagra and the inclusion of Pinnacle’s profit.

For the full fiscal year, the Company generated $1.1 billion in net cash flows from operating activities (continuing operations) and $761 million of free cash flow, both of which were above expectations.

Grocery & Snacks Segment Fourth Quarter Results

Net sales for the Grocery & Snacks segment decreased 7.1% to $746 million in the quarter with the divestiture of the Wesson oil business subtracting 460 basis points from the net sales growth rate. Organic net sales declined 2.5%. On an organic net sales basis, volume decreased 1.1% during the quarter. The segment continued to benefit from momentum and innovation successes in the snacks businesses. However, these gains were more than offset by unexpected merchandising changes and elasticity-related declines in the Hunt’s and Chef Boyardee businesses, as well as isolated production challenges. Price/mix decreased 1.4% in the period as unfavorable mix, coupled with increases in brand building investments with retailers, more than offset the impact of higher pricing.

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Operating profit for the segment decreased 37.7% to $108 million in the quarter, and adjusted operating profit decreased 16.1% to $152 million. The decrease was primarily driven by higher transportation and input costs, particularly in packaging, a reduction in profit associated with the divestiture of the Wesson oil business, and the impact of the previously-mentioned production challenges. These items were partially offset by supply chain realized productivity improvements and lower SG&A.

Refrigerated & Frozen Segment Fourth Quarter Results

Net sales for the Refrigerated & Frozen segment decreased 0.6% to $687 million in the quarter. Volume decreased 1.5% while price/mix increased 0.9%. The segment benefited from innovation across multiple brands, including Banquet, Healthy Choice, Marie Callender’s, and Reddi-wip. However, the innovation-related benefits were more than offset by the effects of lower than expected merchandising support on Marie Callender’s, the impact of a P.F. Chang’s recall in the quarter, continued brand building investments with retailers, and continued declines in certain refrigerated businesses.

Operating profit for the segment increased 11.6% to $137 million in the quarter, and adjusted operating profit decreased 6.1% to $115 million. Realized productivity improvements and lower SG&A were more than offset by lower net sales, the impact of the P.F. Chang’s recall, and higher transportation and input costs.

International Segment Fourth Quarter Results

Net sales for the International segment decreased 7.4% to $193 million in the quarter, and organic net sales increased 5.6%. The divestitures of the Canadian Del Monte business and the Wesson oil business reduced the net sales growth rate by approximately 10.2 percentage points, and foreign exchange unfavorably impacted the net sales growth rate by 2.8 percentage points. Volume increased 5.2% and price/mix increased 0.4% as the segment continued to benefit from growth in the Canadian snacks and frozen businesses.

Operating profit decreased 58.8% to $7 million in the quarter. Adjusted operating profit increased 12.5% to $21.4 million as favorable SG&A, price/mix, and realized productivity were partially offset by the impact of higher input costs and the divestitures of the Canadian Del Monte and Wesson oil businesses.

Foodservice Segment Fourth Quarter Results

Net sales for the Foodservice segment decreased 12.6% to $231 million in the quarter, and organic net sales, excluding Trenton, decreased 0.6%. The sale of the Trenton facility and divestiture of the Wesson oil business reduced the net sales growth rate by 12.0 percentage points in the aggregate. Price/mix increased 5.3% and volume declined 5.9% in the quarter as the segment continued to both execute its value-over-volume strategy and increase prices to offset inflation.

Operating profit increased 4.0% to $28 million in the quarter, and operating margin expanded 196 basis points. The impacts of favorable price/mix, supply chain realized productivity improvements, and the sales of the Trenton facility and the Wesson oil business were partially offset by the impacts of higher input costs.

Pinnacle Segment Fourth Quarter Results

Net sales for the Pinnacle segment totaled $757 million in the quarter, in-line with the Company’s expectations. Consistent with the third quarter, consumption continued to decline in the fourth quarter as the Company continued to execute its value-over-volume strategy within the Pinnacle portfolio. In-market base velocities continued to improve during the quarter.

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Operating profit for the Pinnacle segment totaled $108 million in the quarter, and adjusted operating profit was $110 million. This performance was in-line with the Company’s expectations.

For the quarter, $15 million of adjusted corporate expenses related to the acquired Pinnacle business have been accounted for in the Company’s total corporate expenses and not in the Pinnacle segment. This result was better than expected.

The overall integration of the Pinnacle business remained on-track, with people, process, and systems integration workstreams achieving planned milestones. The Company realized approximately $18 million of cost synergies in the fourth quarter and $31 million of cost synergies in fiscal 2019, in line with expectations. Shortly after the end of the fourth quarter, the Company successfully completed the conversion of Pinnacle’s order-to-cash and certain financial reporting processes to Conagra’s SAP system.

Beginning with the first quarter of fiscal 2020, the Company will no longer report Pinnacle as a standalone reporting segment. To better reflect how management is now managing the overall integrated business, the business components comprising the Pinnacle segment will be allocated to one of the four Legacy Conagra reporting segments. The Company plans to provide restated segment financial data concurrent with the release of its first quarter fiscal 2020 earnings.

Other Fourth Quarter Items

Corporate expenses decreased $152 million to $75 million in the quarter. Adjusted corporate expenses increased 8.8% to $83 million in the quarter, of which $68 million was related to the Legacy Conagra business and $15 million was related to the Pinnacle business. Favorability in incentive compensation expense and lower expenses related to IT and other projects were partially offset by the addition of Pinnacle-related expenses.

Pension and post-retirement non-service income decreased 73.6%, or $15 million, to $5 million in the quarter, reflecting the previously-disclosed asset mix shift in the Company’s pension plans.

Equity method investment earnings decreased 48.3% to $9 million in the quarter. Unfavorable market conditions led to lower performance by the Ardent Mills joint venture.

In the quarter, the effective tax rate was 36.5%, and the adjusted effective tax rate was 24.5%.

In the quarter, the Company paid a dividend of $0.2125 per share.

In the quarter, the Company reduced its total debt by $450 million as compared to the end of the third fiscal quarter and $886 million since completing the Pinnacle acquisition. Overall, the Company remains on-schedule with its de-leveraging targets.

Portfolio Update

As previously disclosed, on February 25, 2019, the Company completed the divestiture of the Wesson oil brand, selling all assets exclusively related to the business, including a facility in Memphis, Tennessee.

On the last day of fiscal 2019, the Company completed its divestiture of Gelit, an Italian-based frozen pasta business headquartered in Italy. The business generated $57 million in net sales in fiscal 2019 and was reported in the Refrigerated & Frozen segment. After the fourth quarter closed, the Company used the net proceeds from the transaction to pay down debt.

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Fiscal 2020 Outlook

The Company is providing updated and expanded fiscal 2020 guidance metrics. Note that organic net sales growth excludes the impact of fiscal 2020’s 53rd week. All other metrics include the impact of the 53rd week.

•	Organic net sales growth of 1.0% to 1.5%

•	Reported net sales growth of 13.5% to 14.0%

•	Adjusted operating margin in the range of 16.2% to 16.8%

•	Adjusted net interest expense of approximately $505 million

•	Adjusted effective tax rate of 24% to 25%

•	Average diluted share count of approximately 488 million

•

At its Investor Day in April 2019, the Company provided preliminary fiscal 2020 adjusted EPS guidance of $2.10 to $2.20. With the Gelit divestiture now complete, the Company is removing $0.02 of adjusted EPS from its fiscal 2020 guidance to reflect the historical profit contribution from that business. The Company now expects adjusted fiscal 2020 adjusted EPS in the range of $2.08 to $2.18.

•	Free cash flow of approximately $1 billion

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Long-Term Algorithm

The Company is providing an update to its fiscal 2022 financial algorithm to adjust for the divestiture of the Gelit business. Excluding the adjustment for Gelit, the algorithm has not changed from that previously provided at the Company’s Investor Day in April 2019.

•	Organic net sales growth 3-year CAGR ending fiscal 2022 of 1% to 2%

•	Adjusted operating margin in fiscal 2022 of 18% to 19%

•	Adjusted EPS in fiscal 2022 of $2.68 to $2.78. This metric has been adjusted to reflect the divestiture of Gelit.

•	Free cash flow conversion (% of adjusted net income; 3-year average ending fiscal 2022) of 95%+

•	Net debt to trailing twelve months adjusted EBITDA ratio of 3.6x to 3.5x by the end of fiscal 2021

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

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Items Affecting Fourth Quarter Fiscal 2019 Comparability

Included in the $0.26 EPS for the fourth quarter of fiscal 2019 (EPS amounts rounded and after tax)

•

Approximately $0.05 per diluted share of net expense, or $30.9 million pre-tax ($23.2 million after tax), related to restructuring plans ($1.3 million in cost of goods sold (COGS) and $29.6 million in SG&A)

•	Approximately $0.05 per diluted share of net gain, or $56.2 million pre-tax ($25.5 million after tax), related to the gain on divested businesses (SG&A)

•

Approximately $0.01 per diluted share of net expense, or $4.3 million pre-tax ($3.2 million after tax), related to pension plan lump sum settlements and remeasurement (All Pension & post-retirement non-service income)

•	Approximately $0.14 per diluted share of net expense, or $89.6 million pre-tax ($66.9 million after tax), related to intangible impairment charges primarily related to the Chef Boyardee brand (SG&A)

•

Approximately $0.01 per diluted share of net expense, or $3.5 million pre-tax ($5.3 million after tax), related to the fair value adjustment to stock-based compensation included in acquisition accounting (SG&A)

•	Approximately $0.06 per diluted share of net benefit, or $39.1 million pre-tax ($29.1 million after tax), related to legal matters (SG&A)

•	Approximately $0.02 per diluted share of net benefit, or $8.1 million, of tax items primarily related to the capital loss valuation allowance adjustment (Tax)

•	Approximately $0.02 per diluted share of net expense, or $10.5 million, of tax items primarily related to legal entity restructuring and other unusual tax items (Tax)

Included in the $0.18 EPS for the fourth quarter of fiscal 2018 (EPS amounts rounded and after tax)

•	Approximately $0.01 per diluted share of net expense, or $4.8 million pre-tax ($4.2 million after tax), related to restructuring plans ($2.2 million in COGS and $2.6 million in SG&A)

•	Approximately $0.01 per diluted share of net expense, or $4.0 million pre-tax ($3.3 million after tax), related to costs associated with acquisitions and divestitures (SG&A)

•	Approximately $0.01 per diluted share of net expense, or $4.8 million pre-tax ($3.7 million after tax), related to goodwill and intangible impairment charges (SG&A)

•	Approximately $0.29 per diluted share of net expense, or $151.0 million pre-tax ($113.3 million after tax), related to legal matters (SG&A)

•	Approximately $0.01 per diluted share of net gain, or $4.3 million pre-tax ($3.3 million after tax), related to corporate hedging of derivatives (COGS)

•	Approximately $0.01 per diluted share of net expense, or $3.4 million, of tax items primarily related to the 2017 U.S. Tax Cuts and Jobs Act (Tax)

Definitions

Organic net sales growth excludes from reported net sales the impacts of foreign exchange, divested businesses and acquisitions, including the Pinnacle acquisition (until the anniversary date of the acquisitions), as well as the impact of any 53rd week. All references to changes in volume and price/mix throughout this release are on an organic net sales basis.

References to Legacy Conagra throughout this release exclude any income or expenses associated with the recently acquired Pinnacle business.

References to adjusted items throughout this release refer to measures computed in accordance with GAAP less the impact of items impacting comparability. Items impacting comparability are income or expenses (and related tax impacts) that management believes have had, or are likely to have, a significant impact on the

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earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, and are not indicative of the Company’s core operating results. These items thus affect the comparability of underlying results from period to period.

References to earnings before interest, taxes, depreciation, and amortization (EBITDA) refer to net income attributable to Conagra Brands, Inc. before the impacts of discontinued operations, income tax expense (benefit), interest expense, depreciation, and amortization. References to adjusted EBITDA refer to EBITDA before the impacts of items impacting comparability.

Free cash flow is defined as net cash flow from operating activities from continuing operations less additions to property, plant, and equipment.

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern time today to discuss the results. The live audio webcast and presentation slides will be available on www.conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 1-877-883-0383 for participants in the continental U.S. and 1-412-902-6506 for all other participants and using passcode 0781800. Please dial in 10 to 15 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community.

A replay of the webcast will be available on www.conagrabrands.com/investor-relations under Events & Presentations until June 27, 2020.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Birds Eye®, Marie Callender’s®, Banquet®, Healthy Choice®, Slim Jim®, Reddi-wip®, and Vlasic®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle (the “acquisition”) may not be fully realized or may take longer to realize than expected; the risk that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risks that the acquisition and related integration will create disruption to Conagra Brands and its management and impede the achievement of business plans; the risk that the acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers, and other third parties; risks related to Conagra Brands’ ability to successfully address Pinnacle’s business challenges; risks related to Conagra Brands’ ability to achieve the intended benefits of other recent and pending acquisitions and divestitures, including the divestiture of Conagra Brand’s Wesson oil business in February 2019; risks associated with general economic and industry conditions; risks associated with Conagra Brands’ ability to successfully execute its long-term value creation strategies, including those in

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place for specific brands at Pinnacle before the acquisition; risks related to Conagra Brands’ ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to Conagra Brands’ ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives, related to the acquisition and otherwise, and to benefit from trade optimization programs, related to the acquisition and otherwise; risks related to the effectiveness of Conagra Brands’ hedging activities and ability to respond to volatility in commodities; risks related to the Company’s competitive environment and related market conditions; risks related to Conagra Brands’ ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters, as well as any securities litigation, including securities class action lawsuits; risk associated with actions of governments and regulatory bodies that affect Conagra Brands’ businesses, including the ultimate impact of new or revised regulations or interpretations; risks related to the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the acquisition or otherwise; the costs, disruption, and diversion of management’s attention due to the integration of the acquisition; and other risks described in Conagra Brands’ reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted EPS, organic net sales, adjusted gross profit, adjusted operating profit, adjusted SG&A, adjusted corporate expenses, adjusted gross margin, adjusted operating margin, adjusted effective tax rate, adjusted net income, adjusted net interest expense, free cash flow, net debt, adjusted equity method investment earnings, and adjusted EBITDA. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as organic net sales, adjusted operating margin, adjusted effective tax rate, adjusted net interest expense, adjusted EPS, net debt, and free cash flow, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.

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Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	FOURTH QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	May 26, 2019	May 27, 2018	Percent Change
Net sales	$2,613.2	$1,966.2	32.9%
Costs and expenses:
Cost of goods sold	1,905.2	1,390.8	37.0%
Selling, general and administrative expenses	394.7	461.9	(14.5)%
Pension and postretirement non-service income	(5.4)	(20.4)	(73.6)%
Interest expense, net	130.9	44.5	193.6%

Income from continuing operations before income taxes and equity method investment earnings	187.8	89.4	110.1%
Income tax expense	71.8	36.5	96.4%
Equity method investment earnings	9.2	17.7	(48.3)%

Income from continuing operations	125.2	70.6	77.4%
Loss from discontinued operations, net of tax	—	(0.3)	(100.0)%

Net income	$125.2	$70.3	78.1%

Less: Net income (loss) attributable to noncontrolling interests	(1.3)	0.7	N/A

Net income attributable to Conagra Brands, Inc.	$126.5	$69.6	81.7%

Earnings per share - basic
Income from continuing operations	$0.26	$0.18	44.4%
Income from discontinued operations	—	—	—%

Net income attributable to Conagra Brands, Inc.	$0.26	$0.18	44.4%

Weighted average shares outstanding	486.4	392.9	23.8%

Earnings per share - diluted
Income from continuing operations	$0.26	$0.18	44.4%
Income from discontinued operations	—	—	—%

Net income attributable to Conagra Brands, Inc.	$0.26	$0.18	44.4%

Weighted average share and share equivalents outstanding	487.4	395.6	23.2%

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Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	YEAR TO DATE
	Fifty-two weeks ended	Fifty-two weeks ended
	May 26, 2019	May 27, 2018	Percent Change
Net sales	$9,538.4	$7,938.3	20.2%
Costs and expenses:
Cost of goods sold	6,885.4	5,586.8	23.2%
Selling, general and administrative expenses	1,473.4	1,398.4	5.4%
Pension and postretirement non-service income	(35.1)	(80.4)	(56.4)%
Interest expense, net	391.4	158.7	146.5%

Income from continuing operations before income taxes and equity method investment earnings	823.3	874.8	(5.9)%
Income tax expense	218.8	174.6	25.3%
Equity method investment earnings	75.8	97.3	(22.1)%

Income from continuing operations	680.3	797.5	(14.7)%
Income (loss) from discontinued operations, net of tax	(1.9)	14.3	N/A

Net income	$678.4	$811.8	(16.4)%

Less: Net income attributable to noncontrolling interests	0.1	3.4	(97.7)%

Net income attributable to Conagra Brands, Inc.	$678.3	$808.4	(16.1)%

Earnings per share - basic
Income from continuing operations	$1.53	$1.97	(22.3)%
Income from discontinued operations	—	0.03	(100.0)%

Net income attributable to Conagra Brands, Inc.	$1.53	$2.00	(23.5)%

Weighted average shares outstanding	444.0	403.9	9.9%

Earnings per share - diluted
Income from continuing operations	$1.53	$1.95	(21.5)%
Income (loss) from discontinued operations	(0.01)	0.03	N/A

Net income attributable to Conagra Brands, Inc.	$1.52	$1.98	(23.2)%

Weighted average share and share equivalents outstanding	445.6	407.4	9.4%

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Conagra Brands, Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	May 26, 2019	May 27, 2018
ASSETS
Current assets
Cash and cash equivalents	$236.6	$128.0
Receivables, less allowance for doubtful accounts of $3.3 and $1.7	831.7	569.4
Inventories	1,571.7	988.7
Prepaid expenses and other current assets	93.8	184.9
Current assets held for sale	—	67.9

Total current assets	2,733.8	1,938.9
Property, plant and equipment, net	2,395.3	1,589.5
Goodwill	11,499.6	4,487.4
Brands, trademarks and other intangibles, net	4,661.4	1,282.8
Other assets	915.5	906.3
Noncurrent assets held for sale	8.2	184.6

	$22,213.8	$10,389.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$1.0	$277.3
Current installments of long-term debt	20.6	307.0
Accounts payable	1,255.3	905.3
Accrued payroll	174.1	161.7
Other accrued liabilities	691.6	671.0
Current liabilities held for sale	—	13.9

Total current liabilities	2,142.6	2,336.2
Senior long-term debt, excluding current installments	10,459.8	3,035.6
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,951.8	1,060.8
Noncurrent liabilities held for sale	—	4.4
Total stockholders’ equity	7,463.7	3,756.6

	$22,213.8	$10,389.5

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	For the Fiscal Years Ended May
	2019	2018
Cash flows from operating activities:
Net income	$678.4	$811.8
Income (loss) from discontinued operations	(1.9)	14.3

Income from continuing operations	680.3	797.5
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	333.0	257.0
Asset impairment charges	93.8	14.7
Gain on divestitures	(69.4)	—
Significant litigation accruals	(39.3)	151.0
Proceeds from the settlement of interest rate swaps	47.5	—
Novation of a legacy guarantee	(27.3)	—
Earnings of affiliates in excess of distributions	(20.8)	(34.8)
Stock-settled share-based payments expense	33.7	37.9
Lease cancellation expense	—	48.2
Loss on extinguishment of debt	5.5	—
Contributions to pension plans	(14.7)	(312.6)
Pension benefit	(22.7)	(56.1)
Other items	12.3	(34.0)
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Receivables	(69.1)	(4.7)
Inventories	78.0	(62.8)
Deferred income taxes and income taxes payable, net	83.7	10.5
Prepaid expenses and other current assets	(19.1)	3.2
Accounts payable	38.2	144.9
Accrued payroll	0.1	(8.0)
Other accrued liabilities	(9.4)	(32.2)

Net cash flows from operating activities - continuing operations	1,114.3	919.7
Net cash flows from operating activities - discontinued operations	11.2	34.5

Net cash flows from operating activities	1,125.5	954.2

Cash flows from investing activities:
Additions to property, plant and equipment	(353.1)	(251.6)
Sale of property, plant and equipment	22.5	8.0
Purchase of business, net of cash acquired	(5,119.2)	(337.1)
Proceeds from divestitures, net of cash divested	281.5	—
Other items	2.3	4.5

Net cash flows from investing activities	(5,166.0)	(576.2)

Cash flows from financing activities:
Net short-term borrowings (repayments)	(277.3)	249.1
Issuance of long-term debt	8,310.5	800.0
Repayment of long-term debt	(3,972.7)	(242.3)
Debt issuance costs and bridge financing fees	(95.2)	(3.0)
Payment of intangible asset financing arrangement	(14.0)	(14.4)
Issuance of Conagra Brands, Inc. common shares, net	555.7	—
Repurchase of Conagra Brands, Inc. common shares	—	(967.3)
Cash dividends paid	(356.2)	(342.3)
Exercise of stock options and issuance of other stock awards, including tax withholdings	(1.6)	14.9
Other items	0.6	(1.6)

Net cash flows from financing activities	4,149.8	(506.9)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(0.7)	5.5
Net change in cash and cash equivalents and restricted cash	108.6	(123.4)
Cash and cash equivalents and restricted cash at beginning of year	129.0	252.4

Cash and cash equivalents and restricted cash at end of year	$237.6	$129.0

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q4 FY19	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Pinnacle Foods	Total Conagra Brands
Net Sales	$745.8	$686.7	$193.3	$230.9	$756.5	$2,613.2
Impact of foreign exchange	—	—	5.9	—	—	5.9
Net sales from acquired businesses	—	—	—	—	(756.5)	(756.5)

Organic Net Sales ex Trenton	$745.8	$686.7	$199.2	$230.9	$—	$1,862.6

Year-over-year change - Net Sales	(7.1)%	(0.6)%	(7.4)%	(12.6)%	100.0%	32.9%
Impact of foreign exchange (pp)	—	—	2.8	—	—	0.3
Net sales from acquired businesses (pp)	—	—	—	—	(100.0)	(38.5)
Net sales from divested businesses (pp)	4.6	—	10.2	4.7	—	3.6
Net sales from sold Trenton plant (pp)	—	—	—	7.3	—	1.0

Organic Net Sales ex Trenton Growth	(2.5)%	(0.6)%	5.6%	(0.6)%	—%	(0.7)%

Volume (Organic)	(1.1)%	(1.5)%	5.2%	(5.9)%	—%	(1.2)%
Price/Mix	(1.4)%	0.9%	0.4%	5.3%	—%	0.5%

Q4 FY18	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Pinnacle Foods	Total Conagra Brands
Net Sales	$802.5	$690.7	$208.9	$264.1	$—	$1,966.2
Net sales from divested businesses	(37.7)	—	(20.1)	(12.5)	—	(70.3)
Net sales from sold Trenton plant	—	—	—	(19.5)	—	(19.5)

Organic Net Sales ex Trenton	$764.8	$690.7	$188.8	$232.1	$—	$1,876.4

FY19	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Pinnacle Foods	Total Conagra Brands
Net Sales	$3,279.2	$2,804.0	$793.4	$934.2	$1,727.6	$9,538.4
Impact of foreign exchange	—	—	30.2	—	—	30.2
Net sales from acquired businesses	(41.3)	(25.7)	(3.7)	—	(1,727.6)	(1,798.3)
Net sales from divested businesses	(115.9)	—	(21.2)	(34.2)	—	(171.3)
Net sales from sold Trenton plant	—	—	—	(2.0)	—	(2.0)

Organic Net Sales ex Trenton	$3,122.0	$2,778.3	$798.7	$898.0	$—	$7,597.0

Year-over-year change - Net Sales	(0.2)%	1.9%	(5.9)%	(11.4)%	100.0%	20.2%
Impact of foreign exchange (pp)	—	—	3.7	—	—	0.4
Net sales from acquired businesses (pp)	(1.3)	(1.0)	(0.4)	—	(100.0)	(22.7)
Net sales from divested businesses (pp)	1.2	—	6.3	1.7	—	1.4
Net sales from sold Trenton plant (pp)	—	—	—	7.0	—	1.0

Organic Net Sales ex Trenton Growth	(0.3)%	0.9%	3.7%	(2.7)%	—%	0.3%

Volume (Organic)	(0.4)%	0.8%	2.0%	(7.3)%	—%	(0.5)%
Price/Mix	0.1%	0.1%	1.7%	4.6%	—%	0.8%

FY18	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Pinnacle Foods	Total Conagra Brands
Net Sales	$3,287.0	$2,753.0	$843.5	$1,054.8	$—	$7,938.3
Net sales from divested businesses	(156.4)	—	(73.4)	(53.4)	—	(283.2)
Net sales from sold Trenton plant	—	—	—	(79.1)	—	(79.1)

Organic Net Sales ex Trenton	$3,130.6	$2,753.0	$770.1	$922.3	$—	$7,576.0

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q4 FY19	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Pinnacle Foods	Corporate Expense	Total Conagra Brands
Operating Profit	$108.0		$137.2		$7.3		$28.3		$107.9	$(75.4)	$313.3
Restructuring plans	0.4		0.5		1.0		—		0.7	28.3	30.9
Intangible impairment charges	76.5		—		13.1		—		—	—	89.6
Acquisitions and divestitures	—		0.7		—		—		—	1.6	2.3
Gain on divestiture of businesses	(33.1)		(23.1)		—		—		—	—	(56.2)
Inventory fair value mark-up rollout	—		—		—		—		1.7	—	1.7
Legal matters	—		—		—		—		—	(39.1)	(39.1)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		—		—		—		—	3.5	3.5
Corporate hedging derivative losses (gains)	—		—		—		—		—	(2.0)	(2.0)

Adjusted Operating Profit	$151.8		$115.3		$21.4		$28.3		$110.3	$(83.1)	$344.0

Operating Profit Margin	14.5%		20.0%		3.8%		12.2%		14.3%		12.0%
Adjusted Operating Profit Margin	20.4%		16.8%		11.1%		12.2%		14.6%		13.2%
Year-over-year % change - Operating Profit	(37.7)%		11.6%		(58.8)%		4.0%		100.0%	(66.8)%	176.0%
Year-over year % change - Adjusted Operating Profit	(16.1)%		(6.1)%		12.5%		4.0%		100.0%	8.8%	25.7%
Year-over-year bps change - Adjusted Operating Profit	(220	) bps	(100	) bps	196	bps	196	bps	N/A		(76	) bps

Q4 FY18	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Pinnacle Foods	Corporate Expense	Total Conagra Brands
Operating Profit	$173.2		$122.9		$17.9		$27.2		$—	$(227.7)	$113.5
Restructuring plans	3.5		—		0.4		—		—	0.9	4.8
Intangible impairment charges	4.0		—		0.8		—		—	—	4.8
Acquisitions and divestitures	0.4		—		—		—		—	3.6	4.0
Legal matters	—		—		—		—		—	151.0	151.0
Corporate hedging derivative losses (gains)	—		—		—		—		—	(4.3)	(4.3)

Adjusted Operating Profit	$181.1		$122.9		$19.1		$27.2		$—	$(76.5)	$273.8

Operating Profit Margin	21.6%		17.8%		8.6%		10.3%		—%		5.8%
Adjusted Operating Profit Margin	22.6%		17.8%		9.1%		10.3%		—%		13.9%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

FY19	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Pinnacle Foods	Corporate Expense	Total Conagra Brands
Operating Profit	$689.2		$502.2		$94.5		$117.7		$238.2	$(462.2)	$1,179.6
Restructuring plans	4.6		1.5		1.9		—		5.9	167.5	181.4
Intangible impairment charges	76.5		—		13.1		—		—	—	89.6
Gain on divestiture of businesses	(33.1)		(23.1)		(13.2)		—		—	—	(69.4)
Acquisitions and divestitures	1.0		0.7		2.9		—		—	101.6	106.2
Integration costs	—		—		—		—		—	8.9	8.9
Inventory fair value mark-up rollout	—		—		—		—		53.0	—	53.0
Novation of a legacy guarantee	—		—		—		—		—	(27.3)	(27.3)
Legal matters	—		—		—		—		—	(39.1)	(39.1)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		—		—		—		—	(15.1)	(15.1)
Corporate hedging derivative losses (gains)	—		—		—		—		—	1.8	1.8

Adjusted Operating Profit	$738.2		$481.3		$99.2		$117.7		$297.1	$(263.9)	$1,469.6

Operating Profit Margin	21.0%		17.9%		11.9%		12.6%		13.8%		12.4%
Adjusted Operating Profit Margin	22.5%		17.2%		12.5%		12.6%		17.2%		15.4%
Year-over-year % change - Operating Profit	(4.9)%		4.8%		9.3%		(3.4)%		100.0%	0.6%	23.8%
Year-over year % change - Adjusted Operating Profit	(2.1)%		0.3%		11.9%		(3.4)%		100.0%	4.1%	23.4%
Year-over-year bps change - Adjusted Operating Profit	(43	) bps	(27	) bps	199	bps	105	bps	N/A		40	bps

FY18	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Pinnacle Foods	Corporate Expense	Total Conagra Brands
Operating Profit	$724.8		$479.4		$86.5		$121.8		$—	$(459.4)	$953.1
Restructuring plans	14.1		0.1		1.5		—		—	22.3	38.0
Intangible impairment charges	4.0		—		0.8		—		—	—	4.8
Acquisitions and divestitures	11.4		0.7		—		—		—	3.6	15.7
Legal matters	—		—		—		—		—	151.0	151.0
Corporate hedging derivative losses (gains)	—		—		—		—		—	(6.2)	(6.2)
Early exit of an unfavorable lease contract by purchasing the building	—		—		—		—		—	34.9	34.9

Adjusted Operating Profit	$754.3		$480.2		$88.8		$121.8		$—	$(253.8)	$1,191.3

Operating Profit Margin	22.1%		17.4%		10.3%		11.5%		—%		12.0%
Adjusted Operating Profit Margin	22.9%		17.4%		10.5%		11.5%		—%		15.0%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q4 FY19	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$708.0		$394.7		$313.3		$187.8	$71.8	36.5%	$126.5	$0.26

% of Net Sales	27.1%		15.1%		12.0%

Restructuring plans	1.3		29.6		30.9		30.9	7.7		23.2	0.05
Acquisitions and divestitures	—		2.3		2.3		2.3	0.4		1.9	—
Intangible impairment charges [3]	—		89.6		89.6		89.6	20.8		66.9	0.14
Corporate hedging derivative losses (gains)	(2.0)		—		(2.0)		(2.0)	(0.5)		(1.5)	—
Advertising and promotion expenses [2]	—		73.9		—		—	—		—	—
Inventory fair value mark-up rollout	1.7		—		1.7		1.7	0.4		1.3	—
Legal matters	—		(39.1)		(39.1)		(39.1)	(10.0)		(29.1)	(0.06)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		3.5		3.5		3.5	(1.8)		5.3	0.01
Gain on divestiture of businesses	—		(56.2)		(56.2)		(56.2)	(30.7)		(25.5)	(0.05)
Pension plan remeasurement	—		—		—		4.3	1.1		3.2	0.01
Capital loss valuation allowance adjustment	—		—		—		—	8.1		(8.1)	(0.02)
Unusual tax items	—		—		—		—	(10.5)		10.5	0.02

Adjusted	$709.0		$291.1		$344.0		$222.8	$56.8	24.5%	$174.6	$0.36

% of Net Sales	27.1%		11.1%		13.2%

Year-over-year % of net sales change - reported	(217	) bps	(839	) bps	621 bps

Year-over-year % of net sales change - adjusted	(202	) bps	(107	) bps	(76	) bps

Year-over-year change - reported	23.0%		(14.5)%		176.0%		110.2%	96.4%		81.7%	44.4%

Year-over-year change - adjusted	23.7%		21.3%		25.7%		(11.1)%	(21.1)%		(10.9)%	(28.0)%

Q4 FY18	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$575.4		$461.9		$113.5		$89.4	$36.5	34.1%	$69.6	$0.18

% of Net Sales	29.3%		23.5%		5.8%

Restructuring plans	2.2		2.6		4.8		4.8	0.6		4.2	0.01
Acquisitions and divestitures	—		4.0		4.0		4.0	0.7		3.3	0.01
Corporate hedging derivative losses (gains)	(4.3)		—		(4.3)		(4.3)	(1.0)		(3.3)	(0.01)
Pension settlement	—		—		—		1.3	0.1		1.2	—
Intangible impairment charges	—		4.8		4.8		4.8	1.1		3.7	0.01
Advertising and promotion expenses [2]	—		59.5		—		—	—		—	—
Legal matters	—		151.0		151.0		151.0	37.7		113.3	0.29
Tax reform adjustments	—		—		—		—	(3.4)		3.4	0.01
Unusual tax items	—		—		—		—	(0.2)		0.2	—
Loss from discontinued operations, net of noncontrolling interests	—		—		—		—	—		0.3	—

Adjusted	$573.3		$240.0		$273.8		$251.0	$72.1	26.8%	$195.9	$0.50

% of Net Sales	29.2%		12.2%		13.9%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

[3]

Includes charges related to consolidated joint ventures. These charges are recorded at 100% for all line items before Net income attributable to Conagra Brands, Inc. Net income attributable to Conagra Brands, Inc. excludes Net income (loss) attributable to noncontrolling interests.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

FY19	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$2,653.0		$1,473.4		$1,179.6		$823.3	$218.8	24.3%	$678.3	$1.53

% of Net Sales	27.8%		15.4%		12.4%

Restructuring plans	11.1		170.3		181.4		180.8	41.9		138.9	0.31
Acquisitions and divestitures	—		106.2		106.2		118.1	23.3		94.8	0.21
Integration costs	—		8.9		8.9		8.9	2.3		6.6	0.01
Corporate hedging derivative losses (gains)	1.8		—		1.8		1.8	0.4		1.4	—
Advertising and promotion expenses [2]	—		253.4		—		—	—		—	—
Legal matters	—		(39.1)		(39.1)		(39.1)	(10.0)		(29.1)	(0.07)
Inventory fair value mark-up rollout	53.0		—		53.0		53.0	13.5		39.5	0.09
Novation of a legacy guarantee	—		(27.3)		(27.3)		(27.3)	—		(27.3)	(0.06)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		(15.1)		(15.1)		(15.1)	(2.9)		(12.2)	(0.03)
Gain on divestiture of businesses	—		(69.4)		(69.4)		(69.4)	(34.3)		(35.1)	(0.08)
Intangible impairment charges [3]	—		89.6		89.6		89.6	20.8		66.9	0.15
Pension plan remeasurement	—		—		—		4.3	1.1		3.2	0.01
Gain on Ardent JV asset sale	—		—		—		—	(3.5)		(11.6)	(0.03)
Capital loss valuation allowance adjustment	—		—		—		—	32.4		(32.4)	(0.07)
Unusual tax items	—		—		—		—	(10.4)		10.4	0.02
Loss from discontinued operations, net of noncontrolling interests	—		—		—		—	—		1.9	—
Rounding	—		—		—		—	—		—	0.02

Adjusted	$2,718.9		$995.9		$1,469.6		$1,128.9	$293.4	24.7%	$894.2	$2.01

% of Net Sales	28.5%		10.4%		15.4%

Year-over-year % of net sales change - reported	(181	) bps	(217	) bps	36	bps

Year-over-year % of net sales change - adjusted	(115	) bps	(70	) bps	40	bps

Year-over-year change - reported	12.8%		5.4%		23.8%		(5.9)%	25.3%		(16.1)%	(21.5)%

Year-over-year change - adjusted	15.5%		12.7%		23.4%		1.0%	(16.1)%		4.2%	(4.7)%

FY18	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$2,351.5		$1,398.4		$953.1		$874.8	$174.6	18.0%	$808.4	$1.95

% of Net Sales	29.6%		17.6%		12.0%

Restructuring plans	7.8		30.2		38.0		38.0	11.0		27.0	0.07
Acquisitions and divestitures	0.6		15.1		15.7		15.7	4.8		10.9	0.03
Corporate hedging derivative losses (gains)	(6.2)		—		(6.2)		(6.2)	(1.6)		(4.6)	(0.01)
Pension settlement and valuation adjustment	—		—		—		5.4	1.7		3.7	0.01
Intangible impairment charges	—		4.8		4.8		4.8	1.1		3.7	0.01
Early exit of an unfavorable lease contract by purchasing the building	—		34.9		34.9		34.9	9.3		25.6	0.06
Gain on substantial liquidation of an international joint venture	—		—		—		—	(1.4)		(2.9)	(0.01)
Advertising and promotion expenses [2]	—		278.6		—		—	—		—	—
Legal matters	—		151.0		151.0		151.0	37.7		113.3	0.28
Wesson valuation allowance adjustment	—		—		—		—	(78.6)		78.6	0.19
Tax reform adjustments	—		—		—		—	233.3		(233.3)	(0.57)
Unusual tax items	—		—		—		—	(42.1)		42.1	0.10
Income from discontinued operations, net of noncontrolling interests	—		—		—		—	—		(14.3)	—

Adjusted	$2,353.7		$883.8		$1,191.3		$1,118.4	$349.8	28.9%	$858.2	$2.11

% of Net Sales	29.7%		11.1%		15.0%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

[3]

Includes charges related to consolidated joint ventures. These charges are recorded at 100% for all line items before Net income attributable to Conagra Brands, Inc. Net income attributable to Conagra Brands, Inc. excludes Net income (loss) attributable to noncontrolling interests.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

		Q4 FY19	Q4 FY18	% Change
	Net income attributable to Conagra Brands, Inc.	$126.5	$69.6	81.7%
Less:	Loss from discontinued operations, net of tax	—	(0.3)
Add Back:	Income tax expense	71.8	36.5
	Income tax benefit (expense) attributable to noncontrolling interests	0.8	(0.3)
	Interest expense, net	130.9	44.5
	Depreciation	85.3	54.9
	Amortization	15.1	8.7

	Earnings before interest, taxes, depreciation, and amortization	$430.4	$214.2	100.7%
	Restructuring plans [1]	27.0	4.0
	Acquisitions and divestitures	2.3	4.0
	Intangible impairment charges [2]	86.5	4.8
	Corporate hedging losses (gains)	(2.0)	(4.3)
	Inventory fair value mark-up rollout	1.7	—
	Legal matters	(39.1)	151.0
	Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	3.5	—
	Gain on divestiture of businesses	(56.2)	—
	Pension settlement and plan remeasurement	4.3	1.3

	Adjusted Earnings before interest, taxes, depreciation, and amortization	$458.4	$375.0	22.2%

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items attributable to noncontrolling interests.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

		FY19	FY18	% Change
	Net income attributable to Conagra Brands, Inc.	$678.3	$808.4	(16.1)%
Less:	Income (loss) from discontinued operations, net of tax	(1.9)	14.3
Add Back:	Income tax expense	218.8	174.6
	Income tax expense attributable to noncontrolling interests	(0.1)	(1.2)
	Interest expense, net	391.4	158.7
	Depreciation	283.9	222.1
	Amortization	49.1	34.9

	Earnings before interest, taxes, depreciation, and amortization	$1,623.3	$1,383.2	17.4%
	Restructuring plans [1]	171.2	34.5
	Acquisitions and divestitures [2]	106.2	15.7
	Corporate hedging losses (gains)	1.8	(6.2)
	Integration costs	8.9	—
	Legal matters	(39.1)	151.0
	Inventory fair value mark-up rollout	53.0	—
	Novation of a legacy guarantee	(27.3)	—
	Gain on divestiture of businesses	(69.4)	—
	Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	(15.1)	—
	Intangible impairment charges [3]	86.5	4.8
	Pension settlement and valuation adjustment	4.3	5.4
	Gain on substantial liquidation of an international joint venture	—	(4.3)
	Early exit of an unfavorable lease contract by purchasing the building	—	34.9
	Gain on Ardent JV asset sale	(15.1)	—

	Adjusted Earnings before interest, taxes, depreciation, and amortization	$1,889.2	$1,619.0	16.7%

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items related to interest expense.
[3]	Excludes comparability items attributable to noncontrolling interests.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	May 26, 2019	May 27, 2018
Net cash flows from operating activities - continuing operations	$1,114.3	$919.7
Additions to property, plant and equipment	(353.1)	(251.6)

Free cash flow	$761.2	$668.1

	FY19	FY18	% Change
Interest expense, net	$391.4	$158.7	146.5%
Acquisitions and divestitures	(11.9)	—

Adjusted interest expense, net	$379.5	$158.7	139.0%

	Q4 FY19	Q4 FY18	% Change
Equity method investment earnings	$9.2	$17.7	(48.3)%

Adjusted equity method investment earnings	$9.2	$17.7	(48.3)%

	FY19	FY18	% Change
Equity method investment earnings	$75.8	$97.3	(22.1)%
Gain on substantial liquidation of an international joint venture	—	(4.3)
Gain on Ardent JV asset sale	(15.1)	—

Adjusted equity method investment earnings	$60.7	$93.0	(34.8)%

	Q3 FY19 YTD	Q3 FY18 YTD	% Change
Equity method investment earnings	$66.6	$79.6	(16.2)%
Gain on substantial liquidation of an international joint venture	—	(4.3)
Gain on Ardent JV asset sale	(15.1)	—

Adjusted equity method investment earnings	$51.5	$75.3	(31.6)%

	Q4 FY19	Q4 FY18	% Change
Pension and postretirement non-service income	$(5.4)	$(20.4)	(73.6)%
Pension plan remeasurement	(4.3)	—
Pension settlement	—	(1.3)

Adjusted pension and postretirement non-service income	$(9.7)	$(21.7)	(55.2)%

	FY19	FY18	% Change
Pension and postretirement non-service income	$(35.1)	$(80.4)	(56.4)%
Restructuring plans	0.6	—
Pension plan remeasurement	(4.3)	—
Pension settlement and valuation adjustment	—	(5.4)

Adjusted pension and postretirement non-service income	$(38.8)	$(85.8)	(54.7)%